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                                                                   EXHIBIT 10.20

                          SECURITIES PURCHASE AGREEMENT

               This SECURITIES PURCHASE AGREEMENT ("Agreement"), is entered into as of September _____, 2002, by and among VNI Holdings Inc. ("Seller"), Verticalnet, Inc., ("Parent"), and Pharos Capital Partners, L.P. ("Buyer").


                                R E C I T A L S:

               WHEREAS, Seller owns all right, title and interest in and to (i) that certain Subordinated Promissory Note of Converge, LLC ("CLLC") dated as of February 15, 2002 and in the face amount of $8,750,000 (the "Note"), (ii) that certain Warrant No. 3 of Converge Financial Corporation ("CFC") dated as of February 15, 2002 and initially exercisable for 3,500,000 shares of the preferred stock of CFC (the "Warrant"), (iii) 1,094,751 shares (the "CI Common Shares") of common stock, par value $.001 per share, of Converge, Inc. ("CI"), and (iv) 10,371,319 shares of Series B Preferred Stock, par value $.001 per share, of CI (the "CI Preferred Shares" and, collectively with the CI Common Shares, the "CI Shares");

               WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, at the First Closing (as defined below), the Note, the Warrant and 4,387,900 of the CI Preferred Shares (the "First Closing CI Shares" and, collectively with the Note and Warrant, the "First Closing Securities"); and

               WHEREAS, Buyer desires to purchase from Parent, and Parent desires to sell to Seller, at the Second Closing (as defined below), all of the outstanding capital stock of Seller (the "Seller Shares");

               NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to set forth the terms and conditions of the transactions described herein and the mode of carrying the same into effect, the parties hereby agree as follows:

                               A G R E E M E N T:

                                    ARTICLE 1

                                THE TRANSACTIONS

               1.1 Purchase and Sale of Securities from Seller. Subject to the terms and conditions of this Agreement, Buyer hereby agrees to purchase the First Closing Securities from Seller, and Seller agrees to sell the First Closing Securities to Buyer, at the First Closing.

               1.2 Purchase and Sale of Seller Shares. Subject to the terms and conditions of this Agreement, Buyer hereby agrees to purchase the Seller Shares from Parent, and Parent agrees to sell the Seller Shares to Buyer, at the Second Closing.

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               1.3 Purchase Price. The aggregate purchase price (the "Purchase
Price") for the First Closing Securities and the Seller Shares is $1,850,000.00. The Purchase Price shall be allocated $528,845.95 to the Note, $933,178.78 to the Warrant, $148,472.58 to the First Closing CI Shares and $239,502.69 to the Seller Shares.

               1.4 The Closings. The closing of the purchase and sale of the First Closing Securities (the "First Closing") is taking place concurrently with the execution and delivery of this Agreement. The closing of the purchase and sale of the Seller Shares (the "Second Closing" and, collectively with the First Closing, the "Closings") will take place as soon as practicable following the satisfaction by Parent and Seller of their obligations set forth in Section 5.1 of this Agreement (but in no event more than 45 days following the date of this Agreement unless the parties otherwise agree).

               1.5 Alternative Events in Lieu of Second Closing. If Parent and Seller fail to satisfy their obligations set forth in Section 5.1 of the Agreement within 90 days (or such other number of days as the parties may agree) following the date of this Agreement, then upon the written election by Buyer made in its sole discretion (the "Buyer Election"), (i) the Second Closing will not occur, (ii) in lieu of the transactions that otherwise would occur at the Second Closing, Seller will immediately transfer and convey unto Buyer all of Seller's right, title and interest in and to all CI Shares other than the First Closing CI Shares (the "Remaining CI Shares"), and (iii) Seller immediately will refund to Buyer one-half of the portion of the Purchase Price allocable to the Seller Shares. In order to secure the obligation of Seller pursuant to this
Section 1.5, Seller is delivering to Buyer, concurrently with the execution and delivery of this Agreement, certificates representing all Remaining CI Shares, accompanied by stock powers duly executed by Seller for each such certificate. If and when Buyer delivers the Buyer Election to Seller, such certificates and stock powers will automatically be deemed to be delivered to Buyer for purposes of conveying the Remaining CI Shares to Buyer and title to the Remaining CI Shares will immediately and automatically pass to Buyer.

                                    ARTICLE 2

                               CLOSING DELIVERIES

               2.1 First Closing. Concurrently with the execution and delivery of this Agreement, at the First Closing, the following deliveries are being made:

               (a) Seller is delivering to Buyer (i) the Note, accompanied by an assignment thereof in favor of Buyer, duly executed by Seller, (ii) the Warrant, accompanied by an assignment thereof in favor of Buyer, duly executed by Seller, and (iii) a certificate or certificates representing the First Closing CI Shares, accompanied by stock powers duly executed by Seller for each such certificate.

               (b) Buyer is delivering to Seller the Purchase Price (including the portion of the Purchase Price allocable to the Seller Shares, which will not be purchased by Buyer until the Second Closing) in immediately available funds.

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               2.2 Second Closing. At the Second Closing, Parent will deliver to
Buyer a certificate or certificates representing the Seller Shares accompanied by stock powers duly executed by Parent for each such certificate.

                                    ARTICLE 3

                     REPRESENTATIONS AND WARRANTIES OF BUYER

               Buyer represents and warrants to Seller and Parent as follows:

               3.1 Organization. Buyer is a limited partnership, validly existing and in good standing under the laws of the jurisdiction of its organization.

               3.2 Authority. (a) Buyer has full partnership power and authority to execute and deliver this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated on its part hereby; (b) the execution, delivery and performance by Buyer of this Agreement have been duly authorized by all necessary partnership action on the part of Buyer; and (c) this Agreement has been duly executed and delivered by Buyer and (assuming due execution and delivery by Seller and Parent ) constitutes a legal, valid and binding agreement of Buyer, enforceable against it in accordance with its terms.

               3.3 Brokers. Buyer has not paid or become obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary (not including attorneys' fees) in connection with this Agreement.

               3.4 Securities Act Representations. Buyer is acquiring the First Closing Securities and the Seller Shares (and, if applicable, the Remaining CI Shares) for investment for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act of 1933, as amended (the "Securities Act").

                                    ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF SELLER

               Seller and Parent jointly and severally represent and warrant to Buyer as follows:

               4.1 Corporate Organization. Each of Seller and Parent is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

               4.2 Authority. Each of Seller and Parent has full corporate power and authority to execute and deliver this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated on its part hereby. The execution, delivery and performance by each of Seller and Parent of this Agreement and the consummation of the transactions contemplated on its part hereby have been duly authorized by all necessary corporate action on the part of Seller or Parent, as applicable. This Agreement has been duly executed and delivered by each of Seller and Parent and (assuming due execution and delivery

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by Buyer) constitutes the legal, valid and binding obligation of each of Seller and Parent, enforceable against it in accordance with its terms.

               4.3 No Violation. The execution, delivery and performance of this Agreement by each of Seller and Parent and the consummation by it of the transactions contemplated hereby do not and will not (a) violate any law applicable to Seller or Parent, (b) require Seller or Parent to obtain the consent, waiver, approval, license or authorization of, or make any notice or filing by Seller with, any Person or Governmental Authority, or (c) violate, result (with or without notice or the passage of time, or both) in a breach of or give rise to the right to accelerate, terminate or cancel any obligation under, or constitute (with or without notice or the passage of time, or both) a default under, any of the terms or provisions of Seller's or Parent's certificate of incorporation or bylaws or any indenture, mortgage, agreement, contract, order, judgment, ordinance, regulation or decree to which Seller or Parent is subject or by which Seller or Parent is bound. As used in this Agreement, "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other entity. As used in this Agreement, "Governmental Authority" means any United States (federal, state, or local), foreign or supra-national government, or governmental regulatory or administrative authority, agency, commission, court or tribunal.

               4.4 Brokers. Neither Seller nor Parent has paid or become obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary (not including attorneys' fees) in connection with this Agreement.

               4.5 Securities.

               (a) The First Closing Securities and the Remaining CI Shares constitute all securities of CI and its affiliates in which Parent, Seller or any of their respective affiliates has any ownership or other interest. The CI Shares and the Remaining CI Shares have been duly authorized and are validly issued, fully paid and non-assessable. The Warrant has been duly authorized and is enforceable against CFC in accordance with its terms. The shares of preferred stock of CFC issuable upon exercise of the warrant have been duly authorized and will be, upon such exercise, validly issued, fully paid and non-assessable, and the shares of common stock of CFC issuable upon conversion of such preferred stock have been duly authorized and will be, upon such conversion, validly issued, fully paid and non-assessable. The Note has been duly authorized and is enforceable against CLLC in accordance with its terms. Seller is the true and lawful owner, of record and beneficially, of the Note, the Warrant and the CI Shares, free and clear of any liens, restrictions (other than restrictions relating to transfer under the Securities Act or under the Amended and Restated Investor Agreement dated as of May 25, 2001, as amended), security interests, claims, rights of another or encumbrances (collectively, "Liens"). There are no outstanding options or other similar rights, agreements or commitments to acquire from Seller any of the Note, the Warrant or the CI Shares. Seller has the full power and authority to convey, and is conveying to Buyer, good and marketable title to the Note, the Warrant, the First Closing CI Shares (and, if applicable, the Remaining CI Shares), free and clear of all Liens.

               (b) The Seller Shares consist entirely of 1,000 shares of common stock, par value $0.01 per share, of Seller. The Seller Shares constitute all of the issued and outstanding

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capital stock of Seller. Parent is the true and lawful owner, of record and beneficially, of the Seller Shares, free and clear of any Liens. There are no outstanding options or other similar rights, agreements or commitments to acquire from Parent any of the Seller Shares or to cause Seller to issue any securities. Seller has the full power and authority to convey, and will convey to Buyer, good and marketable title to the Seller Shares, free and clear of all Liens.

                                    ARTICLE 5

                         ACTIONS PRIOR TO SECOND CLOSING

               5.1 Elimination of Other Assets and Liabilities. As promptly as practicable following the First Closing (and in any event prior to the Second Closing), Parent and Seller shall take all actions necessary to cause (i) all assets of Seller other than the Remaining CI Shares (and other than insignificant assets, including corporate minute books and other records, relating to the existence of Seller as a corporation) to be disposed of in a manner satisfactory to Buyer, and (ii) all liabilities or other obligations of Seller (including but not limited to any liabilities relating to taxes of any nature but excluding obligations arising under this Agreement) to be released and extinguished in their entirety in a manner satisfactory to Buyer.

               5.2 Irrevocable Proxy. In support of Parent's and Seller's obligations under this Agreement relating to the Second Closing, concurrently with the execution and delivery of this Agreement, Seller is executing and delivering to Buyer an irrevocable proxy (such proxy being coupled with an interest) with respect to the Remaining CI Shares. Such irrevocable proxy will terminate upon the occurrence of the Second Closing. If for any reason such irrevocable proxy is determined to be invalid or unenforceable, Seller agrees to vote the Remaining CI Shares in the manner directed by Buyer with respect to any matter that is put to a vote of the stockholders of CI.

               5.3 Indemnification. Parent will fully indemnify and hold harmless Buyer and its directors, officers, agents, affiliates and representatives from any costs, expenses, diminution in value or other damages arising directly or indirectly from any failure to fully extinguish and have released all liabilities of Seller as required by Section 5.1 of this Agreement.

               5.4 Actions by Parent and Seller. Parent and Seller will take such actions as are necessary to cause their representations and warranties in this Agreement to remain true at all times until the Second Closing. Without limiting the foregoing, neither Parent nor Seller will take any action prior to the Second Closing that would (i) have the effect of disposing of (or giving any Person any right to acquire) any interest in any of the Seller Shares or the Remaining CI Shares or of imposing any Lien on any of the Seller Shares or the Remaining CI Shares or (ii) otherwise cause the Second Closing not to occur on the terms provided in this Agreement.

                                    ARTICLE 6

                                  MISCELLANEOUS

               6.1 Amendment. This Agreement may be amended only by an instrument in writing signed by each of the parties hereto.

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               6.2 Waiver. The observance of any term of this Agreement may be waived by the party or parties entitled to enforce such term, but such waiver shall be effective only if it is in a writing signed by the party or parties entitled to enforce such term and against which such waiver is to be asserted. No delay or omission on the part of any party in exercising any right or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right or privilege under this Agreement operate as a waiver of any other right or privilege under this Agreement nor shall any single or partial exercise of any right or privilege preclude any other or further exercise thereof or the exercise of any other right or privilege under this Agreement.

               6.3 Survival. The representations, warranties, covenants and agreements set forth in this Agreement shall survive the Closings. Parent hereby expressly waives, effective from and following the Second Closing, any right that Parent may have against Seller (under any doctrine of contribution or otherwise) with respect to Sellers breach of any representation or warranty in this Agreement.

               6.4 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally, sent by commercial carrier or registered or certified mail (postage prepaid, return receipt requested) or transmitted by facsimile with automated receipt confirmation to the parties at the following addresses and numbers:

                   If to Seller:

                   VNI Holdings, Inc.
                   103 Foulk Road
                   Suite 205-P
                   Wilmington, DE 19803
                   Fax: 302-652-8667
                   Attention: Harold L. Kalbach, Jr.

                   If to Buyer:

                   Pharos Capital
                   100 Crescent Court, Suite 1740
                   Dallas, TX 75201
                   Fax: ___________________
                   Attention: Dale LeFebvre

               6.5 Headings. The headings contained in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

               6.6 Entire Agreement. This Agreement constitutes the entire agreement among the parties and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

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               6.7  Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

               6.8 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

               6.9 Governing Law. The validity and interpretation of this Agreement shall be governed by the laws of the State of Delaware, without reference to the conflict of laws principles thereof.

               6.10 Third Party Beneficiaries. This Agreement is not intended to confer upon any other Person any rights or remedies hereunder.

               6.11 Costs and Expenses. Each party hereto shall bear its own legal and due diligence fees and expenses and other out-of-pocket expenses relating to the transactions contemplated by this Agreement.

               6.12 Number and Gender of Words. When the context so requires in this Agreement, words of any gender shall include either or both of the other genders and the singular number shall include the plural.

               6.13 Interpretation. References to "Sections" herein are references to sections of this Agreement. The words "herein," "hereof," "hereto" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

               6.14 Further Assurances. At and from time to time after the date hereof, at the request of Buyer but without further consideration, Seller shall execute and deliver such other instruments of conveyance, assignment, transfer and delivery and take such other action as Buyer may reasonably request in order to give effect to the transactions contemplated hereby.

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               IN WITNESS WHEREOF, each of the Buyer and Seller has caused this
Agreement to be duly signed as of the date first written above.

                                     VNI HOLDINGS INC.


                                     By: ____________________________________
                                     Name: __________________________________
                                     Title: _________________________________


                                     VERTICALNET, INC.


                                     By: ____________________________________
                                     Name: __________________________________
                                     Title: _________________________________


                                     PHAROS CAPITAL PARTNERS, L.P.

                                     By: Pharos Capital Group LLC

                                         By: ________________________________
                                         Name: ______________________________
                                         Title: _____________________________